SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)
of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): June 2, 2004

HILLENBRAND INDUSTRIES, INC.

(Exact name of registrant as specified in its charter)

Indiana	1-6651	35-1160484
(State or other jurisdiction	(Commission	(IRS Employer
of incorporation)	File Number)	Identification No.)

700 State Route 46 East
Batesville, Indiana	47006-8835
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (812) 934-7000

Not Applicable
(Former name or former address,
if changed since last report.)

Item 5. OTHER EVENTS AND REGULATION FD DISCLOSURE

On June 2, 2004, Hillenbrand Industries, Inc. announced that it had priced its offering of $250,000,000 in aggregate principal amount of 4.50% Senior Notes due 2009. The full text of the press release issued in connection with the pricing of the Senior Notes is attached as Exhibit 99.1 to this Current Report on Form 8-K, and is incorporated herein by reference.

A shelf registration statement relating to the notes that we intend to sell has previously been filed with, and declared effective by, the Securities and Exchange Commission.

We intend to sell the Senior Notes pursuant to an Underwriting Agreement, dated June 2, 2004 among Hillenbrand Industries, Inc. and Goldman, Sachs & Co. and Citigroup Global Markets Inc., as Representatives of the Underwriters named therein (the “Underwriting Agreement”). The Underwriting Agreement is attached as Exhibit 1.1 to this Current Report on Form 8-K. In connection with the planned offering, we anticipate entering into a Supplemental Indenture No. 1, between Hillenbrand Industries, Inc. and LaSalle Bank National Association, as trustee (the “Supplemental Indenture”). The form of the Supplemental Indenture is attached as Exhibit 4.1 to this Current Report on Form 8-K.

Item 7. FINANCIAL STATEMENTS, PRO FORMA FINANCIAL INFORMATION AND EXHIBITS

Exhibit No.	Exhibit
1.1	Underwriting Agreement, dated June 2, 2004 among Hillenbrand Industries, Inc. and Goldman, Sachs & Co. and Citigroup Global Markets Inc., as Representatives of the Underwriters.

4.1	Form of Supplemental Indenture No. 1, to be entered between Hillenbrand Industries, Inc. and LaSalle Bank National Association, as trustee

5.1	Opinion of Bracewell & Patterson, L.L.P.

99.1	Press Release

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

HILLENBRAND INDUSTRIES, INC.

DATE: June 3, 2004	BY:	/S/	Scott K. Sorensen

Scott K. Sorensen
Vice President and
Chief Financial Officer

DATE: June 3, 2004	BY:	/S/	Gregory N. Miller

Gregory N. Miller
Vice President, Controller and
Chief Accounting Officer

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INDEX TO EXHIBITS

Exhibit No.	Description	Page
1.1	Underwriting Agreement, dated June 2, 2004 among Hillenbrand Industries, Inc. and Goldman, Sachs & Co. and Citigroup Global Markets Inc., as Representatives of the Underwriters.

4.1	Form of Supplemental Indenture No. 1, to be entered between Hillenbrand Industries, Inc. and LaSalle Bank National Association, as trustee

5.1	Opinion of Bracewell & Patterson, L.L.P.

99.1	Press Release

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